CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated June 18, 2007 accompanying the financial statements of Van Kampen Unit Trusts, Municipal Series 493 as of February 28, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                       GRANT THORNTON LLP

New York, New York
June 25, 2007